EXHIBIT (a)(1)(M)

        THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

                          NOTICE OF GUARANTEED DELIVERY
                                       for
                        Tender of Shares of Common Stock
                           EUROWEB INTERNATIONAL CORP.
           Pursuant to the Offer to Purchase, dated February 20, 2002 and the Supplement thereto, dated March 20, 2002

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        THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON THURSDAY, APRIL 4, 2002, UNLESS THE OFFER IS EXTENDED.
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         As set forth under Section 8 of the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Amended Offer (as defined in the Offer of Purchase) if (i) share certificates evidencing shares of common stock, par value $0.001 per share (the "Shares"), of EuroWeb International Corp., a Delaware corporation ("EuroWeb"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit share certificates evidencing Shares and any other required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Supplement). This revised Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mailed to the Depositary and must include a signature guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under Section 8 of the Offer to Purchase.

                    The Depositary for the Amended Offer is:

                          Mellon Investor Services LLC

           By Mail:                             By Hand:                       By Overnight Delivery:
 Mellon Investor Services LLC         Mellon Investor Services LLC          Mellon Investor Services LLC
     Post Office Box 3301               120 Broadway, 13th Floor         85 Challenger Road-Mail Drop Reorg
  South Hackensack, NJ 07606               New York, NY 10271                 Ridgefield Park, NJ 07660
Attn: Reorganization Department      Attn: Reorganization Department       Attn: Reorganization Department

           By Facsimile transmission (For Eligible Institutions only):
                                 (201) 296-4293

                 Confirm receipt of facsimile by telephone only:
                                 (201) 296-4860

DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

         The undersigned hereby tenders to Everest Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Pansource B.V., a Dutch corporation, which is in turn an indirect wholly owned subsidiary of Koninklijke KPN N.V., a Dutch corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 20, 2002 (the "Offer to Purchase"), as amended and supplemented by a Supplement thereto, dated March 20, 2002 (the "Supplement") and the related revised (green) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in
Section 8 of the Offer to Purchase.


         Signature(s): _________________________________________________________
                                      PLEASE PRINT OR TYPE
         Name(s) of Record Holder(s): __________________________________________

         Number of Shares: _____________________________________________________

         Certificate Number(s) (If available):__________________________________

         Dated: _________________________________________________________ , 2002

         Address(es):___________________________________________________________

________________________________________________________________________________
                                INCLUDE ZIP CODE

         Area Code and Telephone Number(s):_____________________________________

         Taxpayer Identification or Social Security Number: ____________________

         Check box if Shares will be tendered by Book-Entry transfer: [ ]

         Account Number: _______________________________________________________

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either certificates representing the Share tendered hereby, in proper form for transfer, or confirmation of Book-Entry transfer of such Share into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq SmallCap Market trading days after the date hereof.


Name of Firm:                   ________________________________________________

Address:                        ________________________________________________

Zip Code:                       ________________________________________________

Area Code and
Telephone Number:               ________________________________________________

Name (authorized signature):    ________________________________________________

Title:                          ________________________________________________

Zip Code:                       ________________________________________________

Date:                           ________________________________________________


         NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.